Exhibit 99.1

Company Contact:
Michael Selsman
Public Communications Co.
ms@publiccommunications.biz
310-553-5732

NEAH POWER SYSTEMS RECEIVES $10 MILLION FUNDING COMMITMENT
FROM OPTIMUS ENERGY CAPITAL PARTNERS LLC

Bothell, WA, July 29th  2009 – Neah Power Systems, Inc., (‘Neah’, OTCBB: NPWZ) www.neahpower.com, the Company developing fuel cells for the military and portable electronic devices, announced today that it has reached agreement with Optimus Energy Capital Partners, LLC (‘Optimus’), an investment fund,  under which Optimus may purchase up to $10 million of Neah Power’s Series B Preferred Stock between today’s date and July 29, 2010 at Neah Power’s sole discretion.

Dr. Chris D’Couto, Neah CEO, said, “The confidence shown by the financial community in Neah’s patent-protected technology and our commercial engagements is truly gratifying. This major commitment to the company should enable us to quickly complete manifold renewable energy solutions for our customers and meet our corporate goals including listing on the AMEX. We are enthused by this further endorsement of Neah’s IP-protected, differentiated product, management team, and, we believe, the untapped market opportunity ahead of the company.”

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About NEAH Power

NEAH Power Systems, Inc. (NPWZ) is developing long-lasting, efficient and safe power solutions for the military and for portable electronic devices. NEAH uses a unique, patented, silicon-based design for its micro fuel cells that enable higher power densities, lower cost and compact form-factors. The company’s micro fuel cell system can run in aerobic and anaerobic modes.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See Neah Power System’s Form 10-KSB for the fiscal year ended September 30, 2008  for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.